Exhibit 99.1

NATUS MEDICAL ACQUIRES NEOMETRICS

BUILDS COMPLEMENTARY PLATFORM FOR ACCRETIVE GROWTH

Conference call to begin at 11:00 a.m. EDT Wednesday, July 2, 2003

SAN CARLOS, Calif. (July 1, 2003) – Natus Medical Incorporated (“Natus”) (Nasdaq NM: BABY) today announced the acquisition of privately held Neometrics Inc., a leading supplier of data systems used in 18 state health departments for various newborn screenings, including hearing screening data collection and management. Neometrics is also an established provider of diagnostic reagents for the metabolic screening of infants. With this acquisition, Natus expands its ability to provide newborn screening products and services with new software tools to gather, record, integrate and report metabolic screening, hearing screening, and birth statistics from individual hospitals to state governments and, ultimately, to the U.S. Centers for Disease Control and Prevention (CDC).

Under terms of the agreement, Natus has acquired the assets of Neometrics for $3.6 million cash with the potential for additional consideration contingent upon Neometrics achieving certain financial results. Neometrics has 40 employees, and reported unaudited revenues of $6.0 million for its fiscal year ended February 28, 2003, up approximately 28% from the prior fiscal year. Natus expects the Neometrics acquisition to be accretive to earnings and will discuss its outlook for the combined operations during its upcoming conference call on second quarter earnings. Neometrics founders Martin Wolfson and David Schwartz have signed consulting agreements with Natus to assist with integration and the transition of Neometrics employees and customers.

“We believe our purchase of Neometrics is an excellent transaction for Natus from both strategic and financial perspectives,” stated Tim Johnson, Natus president and chief executive officer. “We look forward to offering our expanded customer base the opportunity to purchase an integrated solution of devices, supplies and software for newborn screening and data management. Every state in the U.S. requires newborn metabolic screening, with ever-increasing pressures to standardize and add new tests and effectively manage the massive quantities of test results. We expect this to be a trend in developed countries throughout the world, as well, thereby representing a significant opportunity for Natus.”

Neometrics has developed proprietary data management and reporting software systems specifically designed for use by public health organizations. Neometrics also sells diagnostic reagents, providing a complete and integrated solution for state health departments and laboratories. The company’s headquarters and software operations are located in East Northport, New York, and its diagnostic reagent operations are in Portland, Oregon. Additional information about Neometrics is available at www.neometrics.com.

“Since beginning operations in 1978, our vision has been to provide state-of-the-art screening and diagnostic services for newborns,” said David Schwartz, president and chief executive officer of

Neometrics. “We are confident that by joining with Natus, we will further improve customer service, expand our customer base, and enhance efficiencies in the critical follow-up of children with genetic and metabolic disorders.”

“We believe this acquisition is a strong fit with Natus’ strategic vision of broadening our product offering in our core area of focus, namely the ‘delivery to discharge’ space,” said George Ryan, Natus vice president of business development. “We also expect to benefit by increasing our domestic customer base and by gaining Neometrics’ experience in screening over 20 million babies. We now have more products to bring to an expanded customer base, which we think enhances Natus’ future growth prospects and helps to broaden our market presence.”

Conference Call Information

Natus has scheduled an investor conference call to discuss this announcement beginning at 11:00 a.m. Eastern Daylight Time Wednesday July 2, 2003. Individuals interested in listening to the conference call may do so by dialing (888) 802-5257 for domestic callers, or (706) 634-0175 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering pass code 1595598. The live conference call will also be available via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical

Natus develops, manufactures and markets proprietary, non-invasive, easy-to-use crib-side devices that assist in the detection, treatment, and/or monitoring of common disorders in newborns. Natus’ product lines include: ALGO® Newborn Hearing Screeners, MiniMuffs® Neonatal Noise Attenuators, the CO-Stat® End Tidal Breath Analyzer and, neoBLUE™ LED Phototherapy, which assist clinicians in the management of neonatal jaundice. Natus sells and supports its products domestically through field Sales Representatives and Clinical Consultants. Natus products are distributed by its wholly owned subsidiaries in Japan and in the U.K. and have been distributed in approximately 26 other countries. Additional information can be found at www.natus.com.

This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the exceptions, beliefs, plans, intentions, and strategies of Natus. These forward looking statements include, but are not limited to, statements regarding the expected financial results of Neometrics and its several products and services; the extent to which the acquisition complements Natus’ current products or services; the expectation that the acquisition will be accretive during 2003; the expectation of customers purchasing an integrated solution of products and services from Natus’ new Neometrics product offerings; the continuation of required newborn metabolic screening by states in the U.S., and the trend for that to occur in other developed countries; the expected benefit to Natus of access to Neometrics’ customer base and experience in the infant screening business; and the expectation that the Neometrics acquisition will enhance Natus’ growth. These statements relate to future events or Natus’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Natus’ actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In some cases, you will be able to identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “may,” “will,” “expects,” “expands,” “potential,” “continue,” “versatile,” “unique,” “complements,” “think,” “confident” or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results will meet expectations. Natus’ operating results could differ materially due to a number of factors, including the continued growth of demand for and acceptance of Natus’ products, competition from other companies selling newborn hearing screening products or services and the failure of states to continue to require newborn metabolic screening or the failure of third party payors to provide adequate reimbursement for the use of Natus’ products.

For additional information and considerations regarding the risks faced by Natus, see its periodic reports on Forms 10-K and 10-Q filed and to be filed with the Securities and Exchange Commission. Although Natus believes that the expectations reflected in the forward-looking statements are reasonable, Natus cannot guarantee future results, levels of activity, performance or achievements. In addition, historical information should not be considered a predictor of future performance. Moreover, neither Natus nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Natus disclaims any obligation to update information contained in any forward-looking statement.

natus®; 70/40®; ALGO®; AABR®; ALGO 1e®; ALGO-1 Plus®; ALGO 2®; ALGO DataBook®; Dri-Prep®; Ear Couplers®; Jelly Button®; Flexicoupler™; Jelly Tab™; MiniMuffs®; CO-Stat®; and neoBLUE™ are Natus trademarks.

Neometrics™; Accuwell™; Accuscreen™; CEM™; CMS™; Neocoat™; MSDS™; VRS™; and WebEBP™ are Neometrics trademarks.